Exhibit 10.16

FORM OF OFFICER

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of                         ,          between HomeStreet, Inc., a Washington corporation (the “Holding Company”), and                                          (“Indemnitee”).

RECITALS

A. The Board of Directors of the Holding Company has adopted Articles of Incorporation (the “Articles”) and Bylaws (the “Bylaws” and together with the Articles, the “Governing Documents”) providing for the indemnification of the officers and directors of the Holding Company to the full extent permitted by applicable law, including the right, conditioned on a satisfactory undertaking by Indemnitee, to payment of expenses in advance of the final disposition of a proceeding. The Governing Documents also provide that, by action of its Board of Directors from time to time, the Holding Company may provide indemnification and pay expenses in advance of the final disposition of a proceeding to or on behalf of employees and agents of the Holding Company with the same scope and effect as provided in the Governing Documents for the benefit of the Holding Company’s directors and officers or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act (the “Statute”) or otherwise.

B. The Holding Company also maintains directors’ and officers’ liability insurance providing certain coverage to the officers and directors of the Holding Company and its affiliates, including Home Street Bank (the “Bank”).

C. The Governing Documents specifically provide that the rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition provided thereby are not exclusive of any other right which any person may have or acquire under any statute, provision of the Governing Documents, agreement, vote or consent of shareholders or disinterested directors, or otherwise. The Statute contemplates that contracts may be entered into between the Holding Company and the members of its Board of Directors and its officers, employees and agents with respect to indemnification of such directors, officers, employees and agents.

D. Indemnitee is currently serving [(i)] as an officer of the Holding Company[, and (ii) at the request of, for the convenience of, and to benefit, the Holding Company, as an officer of the Bank].

E. In consideration of Indemnitee’s service as an officer of the Holding Company [and at the Holding Company’s request as an officer of the Bank], the Holding Company wishes to provide Indemnitee with certain additional indemnity rights as set forth in this Agreement.

Officer Form

F. This Agreement is a supplement to and in furtherance of the Governing Documents and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

ACCORDINGLY, the parties agree as follows:

1.	Indemnity of Indemnitee

In consideration of Indemnitee’s service as an officer of the Holding Company and/or, at the request of the Holding Company, as an officer of the Bank after the date hereof, and without limiting Indemnitee’s rights under the Governing Documents and/or the Statute or other applicable law, and subject to the exclusions set forth in Section 3 of this Agreement, the Holding Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of the Holding Company or the Bank. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of Indemnitee’s service as an officer of the Holding Company and/or the Bank, Indemnitee was, is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Holding Company or the Bank. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein, if (i) Indemnitee acted in good faith and in a manner Indemnitee reasonably believed, in the case of conduct in Indemnitee’s Official Capacity (as hereinafter defined) with the Holding Company and/or the Bank, that Indemnitee’s conduct was in the Holding Company’s and/or the Bank’s best interests and, in all other cases, that Indemnitee’s conduct was at least not opposed to the Holding Company’s and/or the Bank’s best interests and (ii) with respect to any criminal Proceeding, Indemnitee had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Holding Company or the Bank. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of Indemnitee’s service as an officer of the Holding Company and/or the Bank, Indemnitee was, is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Holding Company or the Bank. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding if (i) Indemnitee acted in good faith and in a manner Indemnitee reasonably believed, in the case of conduct in Indemnitee’s Official Capacity with the Holding Company and/or the Bank, that Indemnitee’s conduct was in the Holding Company’s and/or the Bank’s best interests and, in all other cases, that Indemnitee’s conduct was at least not opposed to the Holding Company’s and/or the Bank’s best interests

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and (ii) with respect to any criminal Proceeding, Indemnitee had no reasonable cause to believe Indemnitee’s conduct was unlawful.

2.	Additional Indemnity

In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Holding Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement incurred by or on Indemnitee’s behalf if, by reason of Indemnitee’s service as an officer of the Holding Company and/or the Bank, Indemnitee was, is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Holding Company and/or the Bank), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Holding Company’s obligations pursuant to this Agreement shall be that the Holding Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 9 hereof) to be unlawful.

3.	Limitations on Indemnity

Notwithstanding any provision in this Agreement, the Holding Company shall not be obligated pursuant to this Agreement in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any policy of directors’ and officers’ liability insurance purchased and maintained by the Holding Company or other indemnity provision, except with respect to any excess beyond the amount paid under such insurance policy or other indemnity provision;

(b) with respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of applicable law;

(c) where the act or omission for which Indemnitee seeks indemnification involves (i) intentional misconduct or a knowing violation of law, (ii) a violation of RCW 23B.08.310 (as now in effect or as it may hereafter be amended) or any successor provision of the Statute, or (iii) a transaction from which Indemnitee received or will receive a benefit in money, property or services to which Indemnitee is not legally entitled;

(d) where the act or omission for which Indemnitee seeks indemnification involves recklessness, unless the Holding Company elects by resolution of its shareholders to provide such indemnification pursuant to RCW 23B.08.550(2)(d) (as now in effect or as it may hereafter by amended);

(e) if a final decision by a court having jurisdiction in the Proceeding shall determine that such indemnification is not lawful;

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(f) for any amounts paid in any settlement of a Proceeding effected without the Holding Company’s written consent;

(g) with respect to any Proceeding brought by Indemnitee, or any claim therein, unless (i) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the Holding Company or (ii) such Proceeding is being brought by the Indemnitee to assert, interpret or enforce [his/her] rights under this Agreement;

(h) that would result in a “prohibited indemnification payment” (as such term is defined at 12 CFR §359.1(1)) to Indemnitee by reason of Indemnitee’s service as an officer of the Holding Company and/or the Bank; or

(i) that would not otherwise be permitted by 12 CFR §359 as currently in effect.

4.	Indemnification for Expenses of a Witness

Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s service as an officer of the Holding Company and/or the Bank, a witness, or is made (or asked to) respond to discovery requests, in any Proceeding at a time when Indemnitee is not a named defendant or respondent to the Proceeding, Indemnitee shall be indemnified against all Expenses incurred by or on Indemnitee’s behalf in connection therewith.

5.	Contribution

(a) Whether or not the indemnification provided in Sections 1 and 2 is available, in respect of any Proceeding in which the Holding Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Holding Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Holding Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Holding Company shall not enter into any settlement of any Proceeding in which the Holding Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Holding Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Holding Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Holding Company shall contribute to the amount of Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Holding Company and all officers, directors, employees or agents of the Holding Company, other than Indemnitee, who are

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jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to applicable law, be further adjusted by reference to the relative fault of the Holding Company and all officers, directors, employees or agents of the Holding Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines, penalties or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Holding Company and all officers, directors, employees or agents of the Holding Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Holding Company shall fully indemnify, defend and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, employees or agents of the Holding Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Holding Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Holding Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Holding Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

6.	Procedures and Presumptions for Determination of Entitlement to Indemnification

It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the Statute and public policy of the State of Washington. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Holding Company a written request, including such supporting documentation and

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information as is reasonably available to Indemnitee. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Holding Company, or to provide such a request in a timely fashion, shall not relieve the Holding Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Holding Company.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination that indemnification of Indemnitee is permissible under the circumstances because Indemnitee has met the standard of conduct set forth in RCW 23B.08.510 (as now in effect or as it may hereafter be amended) shall be made in the specific case by one of the following four methods, which shall be at the election of the Board of Directors of the Holding Company: (i) by the Holding Company’s Board of Directors by a majority vote of a quorum of the Disinterested Directors (as hereinafter defined); (ii) if a quorum cannot be obtained under clause (i) of this subsection, by majority vote of a committee duly designated by the Holding Company’s Board of Directors, in which designation directors who are parties to the Proceeding may participate, consisting solely of two or more Disinterested Directors; (iii) by Special Legal Counsel (as hereinafter defined) (A) selected by the Holding Company’s Board of Directors or its committee in the manner prescribed in (i) or (ii) of this subsection or (B) if a quorum of the Holding Company’s Board of Directors cannot be obtained under clause, (i) of this subsection and a committee cannot be designated under clause (ii) of this subsection, selected by a majority vote of the full Board of Directors of the Holding Company, in which selection directors who are parties to the Proceeding may participate; or (iv) by the shareholders of the Holding Company, but shares owned by or voted under the control of persons who are at the time parties to the Proceeding may not be voted on the determination. The Holding Company shall pay any and all fees and expenses incurred by Special Legal Counsel in acting in such capacity.

(c) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure to have made a determination pursuant to Section 6(b) hereof, nor a determination pursuant to Section 6(b) hereof (including by the Holding Company’s directors, Special Legal Counsel or the Holding Company’s shareholders) that Indemnitee has not met the applicable standard of conduct, shall be a defense to Indemnitee’s entitlement to indemnification hereunder or create a presumption that Indemnitee has not met the applicable standard of conduct.

(d) Indemnitee shall be deemed to have acted in good faith as set forth in RCW 23B.08.510(a) (as now in effect or as it may hereafter be amended) if Indemnitee’s conduct is based on information supplied to Indemnitee by the other officers of the Holding Company or the Bank, as applicable, in the course of their duties, or on the advice of legal counsel for the Holding Company or the Bank, as applicable, or on information or records given or reports made to the Holding Company or the Bank, as applicable, by an independent certified public

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accountant or by an appraiser or other expert selected with reasonable care by the Holding Company or the Bank, as applicable. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Holding Company or the Bank, as applicable, shall not be imputed to Indemnitee for purposes of determining entitlement to indemnification under this Agreement or otherwise. Without limiting the foregoing, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or at least not opposed to the best interests of the Holding Company and/or the Bank. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(e) If the person, persons or entity empowered or selected under Section 6(b) to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 calendar days after receipt by the Holding Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(f) The Holding Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been wholly successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(g) The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not meet the standard of conduct set forth in RCW 23B.08.510 (as now in effect or as it may hereafter be amended).

7.	Notification and Defense of Proceeding

Indemnitee agrees to promptly notify the Holding Company in writing after receipt by Indemnitee of any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be the subject of indemnification covered hereunder. The failure to so notify the Holding Company will not relieve the Holding Company from any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay actually and materially prejudices the Holding Company’s rights. If such failure does actually and materially prejudice

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the Holding Company’s rights, the Holding Company will be relieved from its obligations under this Agreement only to the extent of such prejudice. Following such notice:

(a) The Holding Company will be entitled to participate in the Proceeding at its own expense;

(b) Except as otherwise provided below, the Holding Company will be entitled to assume the defense of the Proceeding, with counsel reasonably satisfactory to Indemnitee. After notice from the Holding Company to Indemnitee of its election so to assume the defense thereof, the Holding Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the employment of counsel by Indemnitee has been authorized by the Holding Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Holding Company and Indemnitee in the conduct of the defense of the Proceeding, or (iii) the Holding Company shall not have employed counsel to assume the defense of Indemnitee in such Proceeding or shall not be acting in connection therewith with reasonable diligence, in each of which cases Indemnitee may employ counsel and the fees and expenses of such counsel shall be paid by the Holding Company. The Holding Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Holding Company or the Bank or as to which Indemnitee shall have made the conclusion set forth in clause (ii) above; and

(c) The Holding Company shall not be obligated to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent; provided, however, that the Holding Company’s consent to any settlement shall not be unreasonably withheld or delayed. The Holding Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.

8.	Advancement and Reimbursement of Expenses

Notwithstanding any other provision of this Agreement, all Expenses incurred by or on behalf of Indemnitee in defending any Proceeding shall be paid by the Holding Company and, at Indemnitee’s request therefor, shall be paid as incurred and in advance of the final disposition of such Proceeding. Indemnitee agrees to repay the Holding Company for all Expenses in the event and only to the extent that it shall ultimately be determined that Indemnitee is not entitled to indemnification by the Holding Company for such Expenses under provisions of applicable law, the Governing Documents, this Agreement or otherwise. Expenses shall be paid or advanced by the Holding Company to Indemnitee or at his or her direction within ten calendar days after the receipt by the Holding Company of Indemnitee’s written request therefor. Such written request shall reasonably evidence the Expenses incurred by or on behalf of Indemnitee and shall include or be preceded or accompanied by the written undertakings required by RCW 23B.08.530 (as now in effect or as it may hereafter be

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amended). Any advances by the Holding Company and the agreement of Indemnitee to repay pursuant to this Section 8 shall be unsecured and interest free.

9.	Remedies of Indemnitee

(a) In the event that (i) a determination is made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, or (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) of this Agreement within 60 calendar days after receipt by the Holding Company of the request for indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Washington of Indemnitee’s entitlement to such indemnification or payment. The Holding Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b).

(c) If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Holding Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 9, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) Subject to Section 3 hereof, in the event that Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Holding Company, the Holding Company shall pay on Indemnitee’s behalf, in advance, any and all Expenses incurred by Indemnitee in such judicial adjudication.

(e) The Holding Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Holding Company is bound by all the provisions of this Agreement.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of a Proceeding.

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10.	Subrogation

In the event of any payment under this Agreement, the Holding Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Holding Company effectively to bring suit to enforce such rights.

11.	Security

To the extent requested by Indemnitee and approved by the Board of Directors of the Holding Company, the Holding Company may at any time and from time to time provide security to Indemnitee for the Holding Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

12.	Enforcement

The Holding Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer of the Holding Company and/or the Bank, and the Holding Company acknowledges that Indemnitee is relying upon this Agreement in serving in such capacity.

13.	Definitions

“Disinterested Directors” mean those directors of the Holding Company not at the time parties to the Proceeding.

“Expenses” shall include all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments, penalties or fines against Indemnitee.

“Official Capacity” means (a) when used with respect to Indemnitee’s capacity as an officer of Holding Company, the capacity of officer at the Holding Company, and (b) when used with respect to Indemnitee’s capacity as an officer of the Bank, the capacity of officer at the Bank.

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“Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Holding Company and/or the Bank or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer of the Holding Company and/or the Bank, by reason of any action taken by him or of any inaction on his part while acting as an officer of the Holding Company and/or the Bank, or by reason of the fact that he is or was serving at the request of the Holding Company as an officer of the Bank; in each case whether or not he is acting or serving in any such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by Indemnitee pursuant to Section 9 of this Agreement to enforce rights under this Agreement.

“Special Legal Counsel” means a law firm, or a member of a law firm, that is retained for the specific occasion referred to in this Agreement and neither presently is, nor at any time in the past has been, retained to represent: (i) the Holding Company, the Bank or Indemnitee in any matter (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Special Legal Counsel shall not include any inside counsel to the Holding Company or the Bank.

14.	Notices

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed or (c) sent via nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, on the first day after the date on which it is deposited with the nationally recognized overnight courier. All communications shall be sent:

If to Indemnitee, to:	To the address as noted below signature line

If to the Holding Company,	HomeStreet, Inc
to:	601 Union Street, Suite 2000
Seattle, WA 98101-2326
Attn: Corporate Secretary
Fax: 206-389-7703

or to such other address as may have been furnished to Indemnitee by the Holding Company or to the Holding Company by Indemnitee, as the case may be.

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15.	Separability

Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provisions hereof shall be held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect or impair the validity, legality or enforceability of the other provisions hereof and, to the fullest extent legally possible, the other provisions hereof shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable law. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

16.	Nonexclusivity

The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, provision of the Governing Documents, or any agreements, vote or consent of shareholders or disinterested directors of the Holding Company, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in [his/her] status as an officer of the Holding Company and/or the Bank prior to such amendment, alteration or repeal. To the extent that a change in the Statute, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Articles, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

17.	Governing Law; Consent to Jurisdiction; Binding Effect; Amendment and Termination

(a) This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Washington, as applied to contracts between Washington residents entered into and to be performed entirely within the State of Washington, without regard to conflict of laws rules.

(b) The Holding Company and Indemnitee each irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the state courts of the State of Washington (the “Washington Courts”), and not in any other state or federal court in the United States of America or any court in any

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other country, (ii) consent to submit to the exclusive jurisdiction of the Washington Courts for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Washington, irrevocably Stoel Rives LLP, 600 University Street, Suite 3600, Seattle, Washington 98101 as its agent in the State of Washington as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Washington, (iv) waive any objection to the laying of venue of any such action or proceeding in the Washington Courts, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Washington Courts has been brought in an improper or inconvenient.

(c) This Agreement shall be binding upon Indemnitee and upon the Holding Company, its successors and assigns, and shall inure to the benefit of Indemnitee, Indemnitee’s heirs, executors, personal representatives and assigns and to the benefit of the Holding Company, its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Holding Company).

(d) No supplement, amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

18.	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 16, and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter of this Agreement.

19.	Conflicts

Notwithstanding any other provision in this Agreement to the contrary, if any provision of this Agreement, including, without limitation, the standards of conduct in Section 1 and the procedures and presumptions set forth in Section 6, is inconsistent with any provision of any applicable law, rule or regulation promulgated by any regulatory agency with subject matter jurisdiction over the activities of the Holding Company or the Bank, the provision of applicable law, rule or regulation promulgated by such regulatory agency shall control.

20.	Counterparts

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This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but both of which together shall constitute one and the same Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

HOMESTREET, INC.

By
[Name], [Title]

INDEMNITEE

[Name]
Title:

Address:

Officer Form	-15-